Exhibit 99.1(N)

HYUNDAI SECURITIES CO., LTD.

Interim Separate Statements of Financial Position

March 31, 2016 and December 31, 2015

(in Korean won)	Notes	March 31, 2016	December 31, 2015
Assets
Cash and deposits	5,36,40	1,753,638,953,047	1,770,260,756,469
Financial assets at fair value through profit or loss	6,36,37,38	13,063,531,845,494	12,650,454,726,757
Derivative financial assets	7,36	493,375,126,953	499,025,245,208
Available-for-sale financial assets	8,36,37,38,40	2,144,353,980,089	2,200,667,595,527
Held-to-maturity financial assets	9,36	10,000,000,000	10,000,000,000
Investments in subsidiaries	10	787,368,798,498	887,131,322,286
Investments in associates	11	30,837,000,000	5,837,000,000
Loans	12,36,37,38,40	2,108,292,116,569	2,099,453,289,018
Property and equipment	14,40	135,719,347,181	136,982,356,808
Investment property	15	53,858,786,161	54,141,004,095
Intangible assets	16,40	63,449,891,382	61,781,044,633
Current tax assets		17,742,381,121	4,630,486,822
Other financial assets	17,36	1,132,990,599,935	879,416,671,322
Other non-financial assets	18	31,378,025,925	37,927,306,125

Total assets		21,826,536,852,355	21,297,708,805,070

Liabilities
Deposits received	19,36	1,854,158,643,025	1,685,138,713,023
Financial liabilities at fair value through profit or loss	20,36	7,062,021,737,215	7,164,228,121,195
Derivative financial liabilities	7,36	866,242,061,912	849,162,768,423
Borrowings	21,36,40	7,617,678,565,294	7,472,718,208,568
Net defined benefit liabilities	22	5,788,145,184	38,528,438,326
Deferred tax liabilities		26,845,313,624	13,005,128,856
Provisions		2,483,591,506	2,512,041,319
Other financial liabilities	23,36	1,132,127,797,043	734,169,472,163
Other non-financial liabilities	24	49,826,003,142	59,333,553,753

Total liabilities		18,617,171,857,945	18,018,796,445,626

Equity
Capital stock	1	1,183,062,650,000	1,183,062,650,000
Other paid-in capital		901,381,492,643	901,381,492,643
Retained earnings	13	982,434,489,948	1,057,385,960,243
Elements of other shareholders’ equity	26	142,486,361,819	137,082,256,558

Total equity		3,209,364,994,410	3,278,912,359,444

Total liabilities and equity		21,826,536,852,355	21,297,708,805,070

The accompanying notes are an integral part of these interim separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Income

Three-Month Periods Ended March 31, 2016 and 2015

		Periods Ended March 31
(in Korean won)	Notes	2016	2015
Operating income
Fee and commission income	27	99,805,690,229	95,330,212,659
Gain on valuation and disposal of financial assets(liabilities)	28	1,000,391,031,546	624,141,073,225
Interest income	29	113,624,449,447	117,182,445,080
Gain on valuation and disposal of loans	36	7,219,380	—
Gain on foreign currency transactions		65,327,713,979	46,413,545,146
Other operating income	30	13,937,056,153	10,858,331,662

		1,293,093,160,734	893,925,607,772

Operating expenses
Fee and commission expense	27	13,591,283,588	9,402,740,845
Loss on valuation and disposal of financial assets(liabilities)	28	1,023,411,705,815	603,515,712,386
Interest expense	29	33,053,270,456	39,894,285,566
Loss on valuation and disposal of loans	36	448,437,148	3,366,195
Loss on foreign currency transactions		62,956,353,973	41,659,256,015
Payroll	31,40	66,713,086,185	75,574,696,201
Other selling and administrative expenses	32	47,776,303,186	44,733,794,968
Other operating expenses	30	1,609,774,338	451,067,571

		1,249,560,214,689	815,234,919,747

Operating profit		43,532,946,045	78,690,688,025
Non-operating income	33	8,156,092,300	6,732,201,198
Non-operating expenses	33	4,421,958,438	15,033,034,232

Profit before income tax		47,267,079,907	70,389,854,991
Income tax expense	34	12,270,358,702	22,343,460,907

Profit for the period		34,996,721,205	48,046,394,084

Earnings per share
Basic and diluted earnings per share	35	159	219

The accompanying notes are an integral part of these interim separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Comprehensive Income

Three-Month Periods Ended March 31, 2016 and 2015

		Periods Ended March 31
(in Korean won)	Notes	2016	2015
Profit for the period		34,996,721,205	48,046,394,084

Other comprehensive income
Items that may be subsequently reclassified to profit or loss
Gain on valuation of available-for-sale financial assets	8,26	5,404,105,261	27,114,100,166
Other comprehensive income for the year, net of tax		5,404,105,261	27,114,100,166

Total comprehensive income for the year		40,400,826,466	75,160,494,250

The accompanying notes are an integral part of these interim separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Changes in Equity

Three-Month Periods Ended March 31, 2016 and 2015

(in Korean won)		Other Paid in Capital
	Capital Stock	Capital Surplus	Treasury Stock	Other Equity	Retained Earnings	Other Components of Equity	Total Equity
Balances at January 1, 2015	1,183,062,650,000	1,063,271,037,451	(167,090,993,000)	5,201,448,192	847,719,534,433	134,576,900,861	3,066,740,577,937

Dividends	—	—	—	—	(10,994,798,200)	—	(10,994,798,200)
Total Comprehensive income
Profit for the period	—	—	—	—	48,046,394,084	—	48,046,394,084
Other comprehensive income	—	—	—	—	20,861,341	27,093,238,825	27,114,100,166

Balance at March 31, 2015	1,183,062,650,000	1,063,271,037,451	(167,090,993,000)	5,201,448,192	884,791,991,658	161,670,139,686	3,130,906,273,987

Balances at January 1, 2016	1,183,062,650,000	1,063,271,037,451	(167,090,993,000)	5,201,448,192	1,057,385,960,243	137,082,256,558	3,278,912,359,444

Dividends	—	—	—	—	(109,948,191,500)	—	(109,948,191,500)
Total Comprehensive income
Profit for the period	—	—	—	—	34,996,721,205	—	34,996,721,205
Other comprehensive income	—	—	—	—	—	5,404,105,261	5,404,105,261

Balance at March 31, 2016	1,183,062,650,000	1,063,271,037,451	(167,090,993,000)	5,201,448,192	982,434,489,948	142,486,361,819	3,209,364,994,410

The accompanying notes are an integral part of these interim separate financial statements.

HYUNDAI SECURITIES CO., LTD.

Separate Statements of Cash Flows

Three-Month Periods Ended March 31, 2016 and 2015

(in Korean won)	Notes	2016	2015
Cash flows from operating activities
Cash generated from operations
Profit for the period		34,996,721,205	48,046,394,084
Adjustment for non-cash items		(102,621,317,402)	(100,236,970,136)
Changes in operating assets and liabilities		(433,779,511,817)	587,468,837,701

		(501,404,108,014)	535,278,261,649
Interest received		90,935,161,461	105,247,382,158
Interest paid		(33,584,266,409)	(40,150,140,941)
Dividends received		13,944,115,390	10,506,375,203
Income tax paid		(12,126,668,211)	(11,287,116,822)

Net cash inflow(outflow) from operating activities		(442,235,765,783)	599,594,761,247

Cash flows from investing activities
Deposit in long-term financial instruments		219,885,500,000	(158,385,100,001)
Acquisition of available-for-sale financial assets		(273,146,898,954)	(623,057,140,642)
Disposal of available-for-sale financial assets		329,518,133,178	238,758,099,455
Acquisition of investments of subsidiaries and associates		(25,000,000,000)	(5,344,856,000)
Disposal of investment of subsidiaries and associates		96,962,608,243	7,180,398,152
Acquisition of property and equipment		(618,686,350)	(1,935,432,682)
Disposal of property and equipment		954,545	297,060,725
Acquisition of intangible assets		(496,561,500)	(225,022,600)
Disposal of intangible assets		25,000,000	557,773,900
Disposal of investment property		—	3,182,380,000

Net cash inflow(outflow) from investing activities		347,130,049,162	(538,971,839,693)

Cash flows from financing activities
Decrease(Increase) in borrowings		183,257,419,002	(250,376,918,545)
Decrease in guarantee deposits received		(1,400,000,000)	(834,700,000)
Dividends paid	25	(109,948,191,500)	(10,994,798,200)

Net cash inflow(outflow) from financing activities		71,909,227,502	(262,206,416,745)

Effect of exchange rate changes on cash and cash equivalents		(2,854,726,913)	(70,604,389)

Net decrease in cash and cash equivalents		(26,051,216,032)	(201,654,099,580)
Cash and cash equivalents at the beginning of the year		203,635,038,166	424,985,962,475

Cash and cash equivalents at the end of the year		177,583,822,134	223,331,862,895

The accompanying notes are an integral part of these interim separate financial statements.